ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES

EXHIBIT 11 - Computation of Per Share Earnings

                                                            Three-Month Period Ended                Six-Month Period Ended
                                                        ----------------------------------     ----------------------------------
                                                          August 1,          August 2,           August 1,          August 2,
                                                             1998              1997                 1998               1997
                                                        ---------------   ----------------     ---------------    ---------------

BASIC INCOME PER COMMON SHARE

Weighted average number of common
  shares outstanding                                        10,435,531         10,435,531         10,435,531          10,435,531
                                                        ===============   ================     ===============    ===============


Net income                                            $      3,517,000 $        2,391,000    $      5,562,000  $       3,835,000
                                                        ===============   ================     ===============    ===============

Basic net income per common share                     $           0.34 $             0.23    $           0.53  $            0.37
                                                        ===============   ================     ===============    ===============


DILUTED INCOME PER COMMON SHARE


Weighted average number of common
   shares outstanding                                       10,435,531          10,435,531          10,435,531        10,435,531

Net effect of dilutive stock options - based
   on the treasury stock method using the
   greater of ending or average market price                   102,204             33,023              72,497             30,820
                                                        ---------------   ----------------     ---------------    ---------------

                                                                                                   10,508,028         10,466,351
TOTAL                                                       10,537,735         10,468,554
                                                        ===============   ================     ===============    ===============


Net income                                            $      3,517,000  $       2,391,000    $      5,562,000   $      3,835,000
                                                        ===============   ================     ===============    ===============

Diluted net income per common share                   $           0.33  $            0.23    $           0.53   $           0.37
                                                        ===============   ================     ===============    ===============
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